Exhibit 99.1

CENTRAL GARDEN & PET ANNOUNCES OFFERING OF $300 MILLION OF SENIOR NOTES

WALNUT CREEK, CALIFORNIA, December 7, 2017 – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), announced today it has commenced an offering, subject to market and other conditions, of $300 million aggregate principal amount of senior notes due 2028 (the “notes”). The notes will be unconditionally guaranteed on a senior basis by each of Central’s existing and future domestic restricted subsidiaries who are borrowers under, or guarantors of, Central’s senior secured revolving credit facility or guarantee Central’s other debt. Central intends to use the net proceeds from the offering to finance future acquisitions and for general corporate purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., and BMO Capital Markets Corp. will serve as joint book-running managers for the offering, and Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC will serve as co-managers.

Copies of the prospectus relating to the offering may be obtained by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department or by calling (800) 294-1322; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Rd, Atlanta, GA 30326, Attention: Nico Mancuso or by calling (404) 439-7512; or BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: High Yield Syndicate or by calling (212) 702-1882. The prospectus may also be obtained from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the U.S. Securities and Exchange Commission. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended.

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, producer and distributor of branded and private label products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, and THE REBELS BRAND®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and OVER-N-OUT®; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands AQUEON®, CORALIFE®, SEGREST™ and ZILLA®; bird & small animal and the brands KAYTEE®, Forti-Diet® and CRITTER TRAIL®; dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, IMS™, CADET®, DMC™, K&H Pet Products®, PINNACLE® and AVODERM®; and equine and the brands FARNAM®, HORSE HEALTH™ and VITA FLEX®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 4,100 employees, primarily in North America.

Nylabone, NutriDent, T.F.H., and T.F.H. with design are registered trademarks of T.F.H. Publications, Inc. Pennington and The Rebels Brand are registered trademarks of Pennington Seed, Inc. Amdro, Aqueon, Avoderm, Coralife, DMC, Ironite, Pinnacle, and Zilla are trademarks of Central Garden & Pet Company. Adams, Farnam, Horse Health, and Vita Flex are trademarks of Farnam Companies, Inc. Kaytee and Forti-Diet are registered trademarks of Kaytee Products, Inc. Critter Trail is a registered trademark of Pets International, Ltd. Four Paws is a registered trademark of Four Paws Products, Ltd. IMS and Cadet are trademarks of IMS Trading, LLC. Zodiac is a registered trademark of Wellmark International. K&H Pet Products is a registered trademark of K&H Manufacturing, LLC. Sevin is a registered trademark of Tessenderlo Kerley, Inc. Over-n-Out is a registered trademark of Tech Pac, LLC.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in Central’s Annual Report on Form 10-K, filed on November 29, 2017, as well as Central’s other U.S. Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact: Steve Zenker

Vice President, Investor Relations & Communications

Central Garden & Pet Company

925-948-3657